UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012

Family Dollar Stores, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       On April 5, 2012, the Board of Directors of Family Dollar Stores, Inc. (the “Company”) appointed Mary A. Winston as Executive Vice President - Chief Financial Officer (principal financial and accounting officer) of the Company.  Ms. Winston will report to Howard R. Levine, Chairman and Chief Executive Officer. In conjunction with this change, Mr. Kenneth T. Smith, former Senior Vice President - Chief Financial Officer, expects to leave the Company, serving in a transition role as Senior Vice President – Finance effective April 5, 2012 until October 31, 2012.

          Prior to joining the Company, Ms. Winston, 50, served as Senior Vice President and Chief Financial Officer of Giant Eagle, Inc., a food retailer and food distributor, since 2008. She was President and Founder of WinsCo Financial, LLC, a financial solutions consulting firm, from 2007 to 2008 and served as Executive Vice President and Chief Financial Officer of Scholastic Corporation, a children’s publishing and media company, from 2004 to 2007. Ms. Winston has also served as a Vice President, Treasurer, and then Controller of Visteon Corporation, an automotive parts supplier, and as a Vice President, Global Financial Operations, of Pfizer Inc., a global pharmaceutical company. She has also been a director of Dover Corporation, a diversified manufacturing company, since 2005 and is the chair of its Audit Committee, and a director of Plexus Corporation, an electronic manufacturing services company, since 2008 and is a member of its Audit Committee.

       In connection with her employment with the Company, Ms. Winston entered into a Severance Agreement with the Company dated April 5, 2012 (the “Severance Agreement”).

The Severance Agreement provides that, in the event of termination of her employment by the Company without Cause or due to her death or Disability (as such terms are defined in the Severance Agreement), Ms. Winston is entitled to receive severance payments equal to twenty-four times her base monthly salary at the time of termination, plus a pro-rata payment of the annual cash bonus payable under the Company’s 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards (the “Cash Bonus Awards Guidelines”) for the fiscal year in which termination occurs.  In this circumstance, the severance payment will be reduced by any compensation Ms. Winston receives from other employment (other than service on a board of directors) and by any disability or life insurance benefits.  The Severance Agreement also provides that, in the event of a Change in Control (as such term is defined in the Severance Agreement) of the Company and a termination of her employment by the Company without Cause or for Good Reason (as such terms are defined in the Severance Agreement) within twenty-four (24) months of such Change in Control, Ms. Winston will receive severance payments equal to two times the sum of her highest base salary at the highest annual rate during the period beginning immediately prior to the Change in Control through the termination of employment and the average of the annual cash bonus awards paid in the preceding three fiscal years. In the event of any of the foregoing circumstances, the Company will also pay a portion of the premium in the event continued coverage under the Company’s health plan is elected by Ms. Winston or her dependents for up to eighteen (18) months after her termination of employment. The Severance Agreement contains certain non-compete, non-solicitation and non-disparagement provisions.

       The foregoing does not constitute a complete summary of the terms of the Severance Agreement for Ms. Winston, and reference is made to the complete text of the Severance Agreement which is attached hereto as Exhibit 10.1. The Severance Agreement is incorporated herein by reference.

       In addition, Ms. Winston will also be eligible to participate in the benefit plans and programs maintained by the Company for its employees in accordance with their respective terms, including the Company’s Domestic U.S. Relocation Policy.

       On April 5, 2012, the Leadership Development and Compensation Committee of the Board of Directors of the Company approved a fiscal year 2012 annual compensation package for Ms. Winston, as follows:

Name	Base Salary	Target Cash Bonus Award (% of base compensation) (1)	Cash Sign-on Bonus	Long-Term Incentives (1)
Mary A. Winston, Executive Vice President - Chief Financial Officer	$475,000	55%	$115,000	$500,000 (2) $118,050 (3) $200,000 (4)

(1) Pursuant to the Company’s 2006 Incentive Plan.  The target number of shares of common stock to be earned under each Performance Share Rights (“PSRs”) award and the number of shares of common stock subject to each stock option award will be determined automatically based upon fair values calculated in accordance with FASB ASC Topic 718.

(2) Represents the amount of a full annual equity award for Ms. Winston. This award will be pro-rated based on her start date with her actual award having an estimated value of approximately $305,580 (representing a dollar value of approximately $104,180 in stock options and $201,400 in PSRs for the Fiscal 2012 - 2014 performance period) and will be granted in June 2012 in accordance with the Company’s equity award policy.

(3) Ms. Winston will also receive a prorated PSR award for the Fiscal 2011 – 2013 performance period with an estimated value of approximately $118,050 to be granted in June 2012 in accordance with the Company’s equity award policy.

(4) Represents a dollar value for a special one-time award of equity consisting of PSRs for the Fiscal 2012 - 2014 performance period and stock options to be granted in June 2012 in accordance with the Company’s equity award policy.  Such dollar value will be divided equally between stock options and PSRs at target at the time of grant based upon fair values determined in accordance with FASB ASC Topic 718.

The foregoing does not constitute a complete summary of the compensation terms of Ms. Winston and reference is made to the following Company plans with respect to various aspects of the compensation packages awarded to such  officers:  (i) Family Dollar Stores, Inc. 2006 Incentive Plan (filed as Appendix B to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2010); (ii) Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Long-Term Incentive Performance Share Rights Awards (filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on October 16, 2009); (iii) Family Dollar Stores, Inc. 2006 Incentive Plan 2006 Non-Qualified Stock Option Grant Program (filed as Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on January 25, 2006); and (iv) the Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards (filed as Exhibit 10.1 to the Company’s Form 10-Q filed with the SEC on July 6, 2011).

A copy of the news release, which discusses the management changes described above, is attached hereto as Exhibit 99.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

10.1 - Severance Agreement between Mary A. Winston and Family Dollar Stores, Inc. dated April 5, 2012

99 - News Release dated April 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date:	April 10, 2012	By:	/s/ James C. Snyder, Jr.
James C. Snyder, Jr.
Senior Vice President, General Counsel and Secretary

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